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Exhibit 10.5

JOINT VENTURE AGREEMENT

        THIS JOINT VENTURE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of June, 2004 (the "Effective Date"), by and between Centurion Exploration Company, a Delaware corporation, and Centurion Exploration Company, LLC, a Texas limited liability company (collectively referred to as "Centurion"), whose mailing address is 10333 Richmond Avenue, Suite 800, Houston, Texas 77042, and Ellora Energy, Inc., a Delaware corporation ("Ellora"), whose mailing address is 5480 Valmont, Suite 350, Boulder, Colorado 80301. Centurion and Ellora are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

  A.
  Centurion Exploration Company, LLC, has entered into a 2D and 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement with Seitel Data, Ltd. ("Seitel"), effective as of August 11, 2003, attached hereto as Exhibit "A" (the "Master License Agreement"), and two Letter Agreements with Seitel, each dated October 2, 2003, attached hereto as Exhibits "A-1" and "A-2" and a third Letter Agreement dated May 4, 2004, attached hereto as Exhibit "A-3" (collectively, with the Master License Agreement, the "Seitel Agreements"), whereby Centurion has a non-exclusive, non-transferable license to use certain geophysical data covering approximately 10,000 square miles onshore Gulf Coast (collectively, the "Seitel Data") to assist Centurion in identifying oil and gas properties for acquisition and development.

  B.
  Ellora has agreed to pay Centurion one-half of Centurion's total cost to acquire the Seitel Data from Seitel, i.e., one-half of $2,500,000, in furtherance of the Joint Venture established in Article II below.

  C.
  The Parties wish to set forth in this Agreement the terms and conditions of the aforementioned Joint Venture.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises, and the covenants and agreements hereinafter set forth, the Parties agree as follows:

ARTICLE I

Seitel Data

        1.01    Ellora Payments.    Ellora agrees to pay Centurion Exploration Company, LLC, one-half of Centurion Exploration Company, LLC's total cost of $2,500,000 to acquire the Seitel Data, i.e., $1,250,000. Such payments shall be made by wire transfer to Centurion Exploration Company, LLC, as follows:

  (i)
  $750,000 on or before August 13, 2004;

  (ii)
  $250,000 on or before February 15, 2005; and

  (iii)
  $250,000 on or before August 15, 2005.

        1.02    Geophysical Assistance.    In addition to the payments referred to in Section 1.01, Ellora agrees to provide Centurion with the services of a geophysicist who is an Ellora employee (the "Geophysicist"), initially Rick Johnson, to assist Centurion in interpreting and reprocessing the Seitel Data in order to generate the Prospects referred to in Section 2.02 below. Centurion agrees to provide the Geophysicist with suitable office accommodations and the necessary computer and other equipment for him or her to perform such services at Centurion's Houston, Texas, offices at no cost to

Ellora. Ellora agrees to pay the Geophysicist's salary and related benefits and any other direct costs and expenses associated with his or her employment while the Geophysicist is assigned to Centurion.

        1.03    Access to Centurion's Management and Operations.    Whether or not Ellora elects to participate in a Prospect pursuant to Section 2.03 below, Centurion will provide the Geophysicist and other Ellora representatives, during normal business hours, the opportunity to discuss with its management and technical personnel the Seitel Data and other geophysical, geological, engineering, land and other data in Centurion's possession and to participate in Centurion's day-to-day operations and activities.

        1.04    Seitel Agreements.    Ellora, for itself and for its affiliated companies and their respective directors, officers and other employees, including the Geophysicist, agrees to comply with all of the terms and conditions of the Seitel Agreements, including, but not limited to, the confidentiality and other covenants pertaining to the Seitel Data set forth in such Seitel Agreements.

ARTICLE II

Joint Venture

        2.01    Formation of Venture.    The Parties hereby create a venture (the "Joint Venture") to acquire oil and gas properties and to explore for, develop and market the hydrocarbon reserves in and under such properties, subject to the terms and conditions set forth herein.

        2.02    Prospects.    Through the use of the Seitel Data and/or other data, Centurion will identify oil and gas properties (individually, a "Prospect" and collectively, the "Prospects") it proposes the Parties acquire and develop in furtherance of the Joint Venture. All Prospects generated by Centurion during the term hereof, whether or not they are based on information derived from the Seitel Data, shall be subject to this Agreement. When Centurion generates a Prospect, it will present such Prospect to Ellora with all of the information in its possession that is legally permitted to disclose concerning the Prospect (a "Prospect Proposal") to enable Ellora to make a determination whether it wishes to participate in such Prospect pursuant to Section 2.03 below. A Prospect Proposal shall include the following information:

  (i)
  a map and/or plat establishing the geographic boundaries of the Prospect;

  (ii)
  a geologic/geophysical summary setting forth potential hydrocarbon bearing zones and horizons, a proposed initial drilling location and additional potential drilling Iocations;

  (iii)
  any third party agreements pertaining to the Prospect, e.g., farmin and farmout agreements, bottom hole or dry hole agreements, confidentiality agreements, seismic license agreements, operating, unit or pooling agreements;

  (iv)
  the gross amount of working interest that Centurion proposes to acquire in the Prospect on behalf of itself and its partners (the "Prospect Working Interest"); that portion of the Prospect Working Interest Centurion proposes to bear in the Prospect on an eight-eighths basis ("Centurion's Working Interest"), such amount not to exceed 50% of the Prospect Working Interest; and the difference between the Prospect Working Interest and Centurion's Working Interest ("Available Working Interest"); and

  (v)
  a summary of all Prospect Costs (as defined in Section 2.05 below) associated with the Prospect, other than the costs to drill wells on the Prospect that will be reflected in Authorizations for Expenditure ("AFE Costs") submitted when each well is drilled, together with an actual AFE for the AFE Costs to drill the initial well in the Prospect to casing point and to complete it into the tanks or line.

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        2.03    Election to Participate.    Ellora shall have either (i) ten (10) business days or (ii) one-half of the time provided to Centurion from an outside third party if such third party has limited Centurion's election period to a time less than twenty (20) business days, from the date it receives a Prospect Proposal to provide Centurion with written notification as to (i) whether it elects to participate in such Prospect and (ii) if it elects to participate, the percentage of its working interest participation not to exceed the Available Working Interest ("Ellora's Working Interest"). If Ellora elects to participate in the Prospect, it shall agree to pay Centurion either the "Promote" or "Generation Fee" referred to in Section 2.04 below with respect to such Prospect.

        If Ellora elects not to participate in the Prospect or if it elects to participate for less than all of the Available Working Interest, Centurion may itself participate for the remaining Available Working Interest, or it may elect to have a third party or parties acquire all or a portion of such remaining Available Working Interest. Any "promote" paid Centurion by such third party for such remaining Available Working Interest shall be retained by Centurion.

        2.04    Generation Fee; Promote.    Ellora shall pay Centurion either a "Generation Fee" or a "Promote" for each Prospect in which it elects to participate, as follows:

  (i)
  if the Prospect involves the acquisition of PDP reserves, Ellora shall pay Centurion, as a generation fee, the greater of: (a) $75,000; or (b) 1% of the purchase price to be paid to acquire the entire Prospect Working Interest, reduced proportionally to Ellora's Working Interest (the "Generation Fee"). In such case, any drilling in the Prospect shall be financed on a ""ground floor" basis, i.e., each Party shall pay its working interest share of the costs of drilling; or

  (ii)
  if the Prospect does not involve the acquisition of PDP reserves, then Ellora shall pay Centurion a promote for the Prospect Costs associated with such Prospect and, subject to Section 2.06 below, for the AFE Costs to drill the initial well on the Prospect to casing point, on a "third-for-a-quarter" basis (the "Promote"), e.g., if Ellora elects to acquire 50% working interest, it shall pay 66 2/3% of the Prospect Costs and the APE Costs to drill the initial well to casing point defined in Section 2.05 below or, if it elects to acquire only 25% working interest, it shall pay 33 1/3% of such costs.

        2.05    Prospect Costs.    Prospect Costs shall include all of the direct costs incurred by the Parties with respect to a Prospect, other than AFE Costs, including, but not limited to, seismic costs (other than those provided for in Section 1.01 above), processing and reprocessing costs, lease acquisition and other land related costs, etc. Centurion's overhead and general and administration costs shall not be included in Prospect Costs.

        2.06    Promote Limitation.    Notwithstanding anything herein contained to the contrary, in no event shall Ellora be required to pay a Promote for costs that exceed 120% of the costs to drill the initial well to casing point, reflected in the AFE referred to in Section 2.02(v) above attributable to (i) Ellora's Working Interest, plus (ii) the additional costs it agreed to assume because of the Promote, so that Ellora's share of any costs in excess of 120% of AFE Costs to drill the initial well and of AFE Costs to drill subsequent wells in the Prospect shall be paid on a ground floor basis, i.e., without applying the Promote. Further, in the event the initial well is drilled to a depth at which there is encountered igneous rock, excessive heat or pressure, heaving shale, salt cavity, or some other condition or formation making further drilling impossible or impractical with ordinary rotary methods prior to reaching the objective depth of the initial well, Ellora shall not be charged the Promote for costs incurred from the inception of such well through its plugging and abandonment; however, the next well in which Ellora elects to participate (including a substitute well for the original initial well) shall be deemed to be the initial well in the Prospect and Ellora shall bear the Promote as if it were the original initial well.

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ARTICLE III

Operating Agreement

        The Parties shall enter into an operating agreement (the "Operating Agreement") for each Prospect in which they both elect to participate.

        The Operating Agreement shall be an AAPL 610-1982 model form operating agreement, and shall govern the rights and obligations between the Parties as to all operations in the Prospect. The Operating Agreement shall designate the Prospect acreage as the Contract Area; shall designate one of the Parties as Operator; shall provide for a 200%/400% non-consent penalty; shall call for a casing point election in each instance; shall have a term coincident with the life of the leases covered thereby; and shall contain such other provisions and/or exhibits as are agreed to by the Parties.

        If the Prospect is subject to an operating agreement at the time it is acquired because of one or more third party participants, or if subsequent to the acquisition of the Prospect the Parties enter into an operating agreement among themselves and a third party covering drilling and operations on a Prospect or on lands and leases which are pooled, unitized, or spaced with Prospect acreage, then such other operating agreement shall supersede the Operating Agreement as to the rights and obligations of the Parties with respect to drilling operations governed by such other operating agreement. During the teen of such other operating agreement, the Operating Agreement shall continue to govern the rights and obligations of the Parties as to the balance of the lands included in the Prospect. At such time that the other operating agreement shall terminate, or any portion of the Prospect acreage is released therefrom, then the Operating Agreement shall again become effective as to such acreage.

ARTICLE IV

Force Majeure

        If either Party is rendered unable, in whole or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, such Party shall give the other Party prompt written notice of the force majeure event with reasonably full particulars concerning it; thereupon, the obligations of the Party giving the notice, so far as they are affected by force majeure, shall be suspended as to that particular activity or operation during, but no longer than, the continuance of the force majeure event. The affected Party shall use all reasonable diligence to remedy the force majeure event as quickly as practicable.

        The requirement that any event of force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strike, lockouts, or other labor difficulty by the Party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the Party concerned.

        The term "force majeure," as herein employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension.

ARTICLE V

Term

        This Agreement shall have an initial term of three years from the Effective Date, i.e., from June 1, 2004, to May 31, 2007, and it shall be automatically extended on a year-to-year basis thereafter unless either Party provides the other Party with written notice of termination not less than ninety (90) days prior to the expiration of the initial term or of any annual extension thereof.

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ARTICLE VI

Termination of the Agreement

        6.01    Events of Termination.    This Agreement may be terminated in the case of any of the following events:

  (i)
  by mutual agreement of the Parties;

  (ii)
  by either Party pursuant to Article V above; or

  (iii)
  by either Party if the other Party is in material breach of any of its covenants and agreements contained herein.

        6.02    Liabilities from Termination.    If this Agreement is terminated pursuant to Section 6.01(i) or (ii) above, all obligations of the Parties under this Agreement shall terminate, and neither Party shall have any further liability to the other Party. If a Party terminates this Agreement pursuant to Section 6.01(iii) above, such termination will be without prejudice to any claim which the non-breaching Party may have against the other Party.

        6.03    No Effect on Operating Agreements.    The termination of this Agreement pursuant to this Article VI shall have no impact on Operating Agreements between the Parties that are then in effect unless a Party is in default under such Operating Agreement.

ARTICLE VII

Arbitration

        7.01    Binding Arbitration.    At the request in writing ("Request for Arbitration") of either Party, any action, dispute, claim or controversy of any kind now existing or hereafter arising between the Parties in any way arising out of, pertaining to or in connection with this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any Party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

        7.02    Governing Rules.    Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Article VII and the Commercial Arbitration Rules of the AAA.

        7.03    Arbitrator.    Any arbitration shall be conducted before one arbitrator. The arbitrator shall be a disinterested third party who is knowledgeable in the subject matter of the Dispute, selected by agreement between the Parties. If the Parties cannot agree on an arbitrator within thirty (30) days after the Request for Arbitration, then either Party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

        7.04    Conduct of Arbitration.    To the maximum extent practicable, arbitration proceedings hereunder shall be concluded within sixty (60) days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. At the conclusion of the arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing Party. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by law.

        7.05    Costs of Arbitration.    All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator shall be paid one-half by each Party, unless otherwise awarded by the arbitrator.

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ARTICLE VIII

Miscellaneous Provisions

        8.01    Amendment.    Any term or provision of this Agreement may be amended or supplemented at any time by a writing executed by each of the Parties.

        8.02    Entire Agreement.    This Agreement contains the entire agreement between the Parties with respect to the subject matter referred to herein and supersedes all prior arrangements or understandings between the Parties with respect thereto.

        8.03    Descriptive Headings.    Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

        8.04    Notices.    All notices, consents, requests, instructions, approvals and other communications provided for herein must be in writing (a) delivered in person, (b) transmitted by telex, telefax or other telecommunications mechanism or mailed by certified mail, postage prepaid, as follows:

If to Centurion:	Centurion Exploration Company 10333 Richmond Avenue, Suite 800 Houston, Texas 77042 Attention: Nicola L. Maddox Telephone: (281) 220-3300 Facsimile: (281) 220-3305 (E-mail: nmaddox@centurionexp. com)
If to Ellora:	Ellora Energy, Inc. 5480 Valmont, Suite 350 Boulder, Colorado 80301 Attention: T. Scott Martin Telephone: (303) 444-8881 Facsimile: (303) 417-1000 (E-mail: tscott@elloraenergy.com)

or to such other address as any Party hereto may from time to time designate in writing, delivered in like manner. Notice given by mail as set out above shall be deemed delivered when actually received. E-mail addresses are provided for reference and information only. Notifications made exclusively by E-mail do not constitute proper notification under this Agreement.

        8.05    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. The basis of this Agreement is the financial abilities and expertise of the Parties hereto and, therefore, this Agreement and the rights and obligations set forth herein are not assignable, in whole or in part, by either Party unless the non-assigning Party consents to such assignment in writing, which consent shall not be unreasonably withheld considering the above criteria. No assignment by a Party shall in any way diminish or otherwise adversely affect the rights, interests, or obligations of the other Party.

        8.06    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

        8.07    Severability.    In the event any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal, or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provisions of this Agreement.

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        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CENTURION EXPLORATION COMPANY
By:	/s/ NICOLA L. MADDOX Nicola L. Maddox Executive Vice President
CENTURION EXPLORATION COMPANY, LLC
By:	/s/ NICOLA L. MADDOX Nicola L. Maddox Executive Vice President
ELLORA ENERGY, INC.
By:	/s/ T. SCOTT MARTIN T. Scott Martin President and CEO

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Exhibit "A"

SEITEL DATA                                                                              A Seitel, Inc. Company

2D & 3D ONSHORE/OFFSHORE MASTER SEISMIC
DATA PARTICIPATION AND LICENSING AGREEMENT

        This Agreement ("Agreement") is effective as of August 11, 2003, by and between the following respective owner(s) or co-owner(s) of each data set licensed hereunder, as applicable, Seitel Data, Ltd., a Texas limited partnership, Seitel Data Corp., a Delaware corporation, Seitel Offshore Corp., a Delaware Corporation, or Olympic Seismic Ltd., an Alberta, Canada corporation acting as agent for SEIC Trust, hereinafter collectively or individually referred to as "Licensor", and Centurion Exploration Company LLC, Texas limited liability company, hereinafter referred to as "Licensee."

        Licensor agrees to acquire or has acquired and grants to Licensee a non-exclusive, non-transferable license to use certain geophysical data delineated in various Supplemental Agreements to this Agreement which may be executed from time to time in the form attached hereto as Schedule" 1 "by either Line Number, Program Name, Mileage or Square Mileage, Kilometer, Block, or 3D Program Name, as well as all related support documentation (e.g., surveying data, surveyor's notes, driller's notes and observer's notes delivered to Licensee with the geophysical data), and all tape, electronic and paper/physical copies of all or any part of the geophysical data or related support documentation, regardless of source. Such geophysical data, related support documentation and copies are referred to collectively hereinafter as the "Data," LICENSOR HEREBY REPRESENTS AND WARRANTS THAT IT HAS THE EXCLUSIVE RIGHT AND AUTHORITY TO PROVIDE LICENSEE WITH THE DATA, AND THAT IT WILL IN NO WAY BREACH ANY OBLIGATION IT HAS TO ANY OTHER PERSON OR ENTITY BY PROVIDING THE DATA TO LICENSEE. LICENSOR AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LICENSEE FROM AND AGAINST ALL CLAIMS, DAMAGES, LIABILITIES, AND JUDGMENTS BASED UPON OR ARISING OUT OF ANY BREACH BY LICENSOR OF THE FOREGOING REPRESENTATION AND WARRANTY. This non-exclusive, non-transferable license to use the Data is made subject to the terms and conditions provided below.

I.

        Licensee acknowledges that the Data includes trade secrets, copyright protected confidential and proprietary information of Licensor, and that Licensor's (and, as applicable, Licenser's co-owners') title to and ownership rights in the Data shall at all times remain vested in Licensor (and, as applicable, Licensor's co-owners). The Data may not be directly or indirectly, by operation of law or otherwise, transferred to, disclosed to, shown to, sold to, traded to, disposed of, or otherwise made available to, any other person or entity other than Licensee except as specifically provided below in Section 111. Licensee agrees to take any and all actions necessary to insure that its employees, representatives or agents do not violate the terms and conditions of this Agreement including, but not limited to, the limitations on access to the Data provided below. In the event this Agreement is violated, Licensor will be entitled to all remedies available to it at law and in equity, including, but not limited to, the specific remedies set forth in Sections III and XI below. Licensee recognizes that Licensor, as owner or co-owner of the Data, may enter into agreements with other parties to license the Data provided to Licensee, and that Licensor is free to license, use, sell or in any other manner dispose of the Data upon such terms and conditions as Licensor may elect.

II.

        LICENSEE AGREES THAT THIS LICENSE TRANSACTION IS MADE ON AN "AS IS, WHERE IS" BASIS. LICENSOR DOES NOT WARRANT THE ACCURACY OR QUALITY OF THE DATA, AND ANY ACTIONS TAKEN OR EXPENDITURES MADE BY LICENSEE AS A RESULT OF EXAMINATION, EVALUATION OR INTERPRETATION OF THE DATA SHALL BE AT THE SOLE RISK, RESPONSIBILITY AND LIABILITY OF LICENSEE, WITHOUT ANY RECOURSE TO LICENSOR. EXCEPT AS PROVIDED IN THIS AGREEMENT, LICENSEE

FURTHER AGREES THAT LICENSOR SHALL NOT BE LIABLE FOR ANY REPRESENTATIONS, CONDITIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY CONDITION OR WARRANTY OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE DATA IS COMPLETE, WHOLLY ACCURATE, OR ERROR FREE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, LICENSOR SHALL IN NO EVENT BE LIABLE TO LICENSEE OR ANY THIRD PARTIES FOR PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE USE BY LICENSEE OR ANY THIRD PARTIES OF THE DATA.

        LICENSOR AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LICENSEE FROM AND AGAINST ALL CLAIMS, DAMAGES, LIABILITIES AND JUDGMENTS BASED UPON OR ARISING OUT OF FIELD OPERATIONS CONDUCTED BY LICENSOR OR ITS SUB-CONTRACTORS DURING THE DATA ACQUISITION PROCESS.

III.

        Licensee agrees that this license is personal, that the Data shall be for Licensee's internal use only, and that the Data shall not be directly or indirectly, by operation of law or otherwise, transferred to, disclosed to, shown to, sold to, traded to, disposed of, or otherwise made available to, any person or entity other than Licensee, except under the following conditions:

    A.    The Data may be made available, shown, or a copy provided, to any person or entity solely for the purposes of reprocessing, analyzing, interpreting and/or creating derivative products for Licensee, subject to the following: (1) such person or entity is not itself primarily engaged in the oil & gas exploration business; (2) such person or entity acknowledges and agrees in writing, either generally or specifically, that the Data is the confidential, proprietary property, copyright and trade secret of Licensor and will not be transferred to, disclosed to, described to, shown to or used to benefit any other person or entity; (3) such person or entity agrees in writing to be bound by the terms and conditions of this Agreement; (4) the period of time during which the person or entity has access to the Data is no longer than is reasonably necessary for it to perform the work undertaken for Licensee; and (5) Licensee provides reasonably detailed notice to Licensor of the provision and the return of any Data pursuant to this section (i.e., a description of the Data provided, the identity and address of the person or entity to whom the Data is provided, and a copy of the terms signed by the person or entity), such notice to be provided within ten (10) business days of that provision or return as the case may be. All derivative products and reprocessed Data will be owned by and will remain the property of Licensor and shall be included in the definition of "Data" as that term is used in this Agreement. Licensee hereby grants to Licensor all right, title, and interest in and to all derivative products and reprocessed Data and Licensor hereby grants back Licensee a non-exclusive, non-transferable license to all derivative products and reprocessed Data in accordance with the terms of this Agreement. As used herein, the term "derivative products" does not include Licensee's interpretations, maps or other work product prepared by it and based on the Data.

    B.    Such portions of the Data as are directly related, in the reasonable opinion of Licensee, to a specific drilling prospect generated by Licensee or to a leasehold interest which Licensee desires to offer for potential sale may be shown by Licensee at Licensee's facilities to any person or entity, but not copied, separately analyzed or manipulated for or by such person or entity, in order to interest such person or entity to enter into an agreement with Licensee to explore, operate, develop or buy all or a portion of such drilling prospect or lease or for purposes of a "Change in Control" as defined in Article XI, but only if such person or entity acknowledges and agrees in writing, either generally or specifically, that the Data is the

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    confidential, proprietary property, copyright and trade secret of Licensor and will not be transferred to, disclosed to, described to, shown to or used to benefit any other person or entity. Licensor and Licensee intend that Licensee may show the applicable portions of the Data to any person or entity for the limited purpose described above only in connection with a specific drilling prospect of limited area or in connection with the potential sale of a specific leasehold interest or for the purposes of a Change of Control, but not to permit such person or entity to make a regional interpretation of the Data or any portion thereof, and only after such person or entity agrees in writing that the Data is the confidential, proprietary property, copyright and trade secret of Licensor and will not be disclosed to, described to, shown to or used to benefit any other person or entity.

    In addition, Licensee may show the data to prospective financial investors, investment bankers, financial institutions, counsel, and similar third parties for the purpose of securing financing of Licensee's business.

        The intent of this Agreement is to allow the Data to be used solely by Licensee for the purposes of analysis and interpretation in Licensee's search for hydrocarbon reserves. Licensee shall take all measures necessary to safeguard the Data from unauthorized use or disclosure and, in any event, Licensee shall provide at least the same degree of care and control of the Data as Licensee exercises toward its own trade secret, proprietary, confidential and copyright protected information. Other than as set out above, the Data shall remain in the physical possession of Licensee and will not be made available to any person or entity. At no time, under any circumstances, shall Licensee receive any fee or value from any person or entity for any use of the Data, nor shall the Data at any time be displayed on the Internet or any other publicly accessible media for any purpose. If this section of the Agreement is breached, in addition to all other remedies available to Licensor at law or in equity, Licensee shall pay to Licensor as liquidated damages, and not as a penalty, an amount equal to 150% of the original license fees paid for the Data (but not to exceed I00% of the total acquisition and processing costs for the data), within three (3) business days of a written demand from Licensor. Upon such payment there shall be delivered to any other party who has been given access to the Data an agreement similar in form and substance to this Agreement for the affected Data. Only upon full execution of that agreement shall the other party have any rights of use in and to the Data.

        Licensee acknowledges, covenants and agrees that any breach of this Agreement by any consultant, agent, employee, representative, or other advisor of Licensee, or by any prospective venture participant or prospective purchaser, or any of their respective consultants, agents, employees, representatives or other advisors, shall be a breach of this Agreement by Licensee.

IV.

        The geophysical data will be gathered and processed by reputable geophysical contractors (and competent and experienced sub-contractors) selected at Licenser's discretion, under the direction of Licensor, using personnel, instrumentation, parameters and techniques as are presently available. The standards of the industry will be followed regarding testing and calibration of instruments for accuracy and performance specifications.

        Licensor agrees to make commercially reasonable efforts in locating the geophysical data as indicated on the specific map attached to each Supplemental Agreement for any particular line or program. However, Licensor reserves the right to make program changes, deemed necessary by Licensor, due to permit, terrain or obstructions, which may affect field operations. Original participants (as defined in Section V below) will be consulted regarding any major program change. In addition, acquisition of geophysical data (including, without limitation, the scheduling of commencement and completion of operations) is subject to change, delay or cancellation depending upon weather conditions, availability of permits, environmental considerations, action or inaction or other interference of governmental or other regulatory bodies, and any other condition beyond the

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sole, commercially reasonable control of Licensor, including, without limitation, any occurrence of force-majeure, as defined in Section XVIII, below.

        The geophysical data will be acquired using the parameters delineated in the specific parameter sheet attached to each Supplemental Agreement for any particular line or program, and generally processed using the processing sequence outlined in the specific parameter sheet attached to each Supplemental Agreement, Licensor will make such changes in both acquisition parameters and the processing sequence as it deems necessary or appropriate upon review of field tests and initial processing results to ensure the acquisition of quality data. Original participants will be notified of any significant changes made in the acquisition parameters or processing sequence and shall be allowed to review the tests and results of the proposed changes.

V.

        Licensees committing prior to completion of acquisition on any program or those reserving the right to purchase a license as a condition of permit will be considered as Original participants in such program.

        Delivery of the processed data sections and/or tapes will be made either simultaneously to Original participants at a convenient, pre-arranged location or by courier, hand delivery, or overnight delivery on the delivery date, if the participant so elects.

        The geophysical data may be delivered either in phases or as a complete program at Licensor's sole option. The data shall be delivered as designated on the specific map attached to each Supplemental Agreement for each particular line, square mile, kilometer, block or program, unless terrain, permit limitations, or obstructions alter the total line length or program area.

        In the event of a work in progress, when Licensor either itself or through third parties is in the process of acquiring or has committed to expend and/or has expended monies and/or resources to acquire Data and Licensee undergoes a Change of Control as defined in Section XI, below, before Licensor has acquired, processed or delivered the Data to Licensee under the terms of this Agreement, then Licensee agrees to pay Licensor any fees contemplated for the Data and a re-license fee of 50% of the original license fee for the Data, and may not elect to return the Data pursuant to Section XI, below.

VI.

        Licensor shall retain original field tapes and support information, or equivalent, for a period of two (2) years from the date of completion of data recording by Licensor. Licensee may purchase tape copies for data licensed hereunder at prevailing rates. Licenser shall deliver such tapes within thirty (30) days from the date of request and/or approval of quote outlining pricing and delivery.

VII.

        Licensee will be invoiced, per the terms of Licensee's specific acquisition agreement, per surface mile, square mile, kilometer or block acquired for all data gathered during any particular phase at rates, which may include permits, access fees, customary operational damages, and data gathering and processing.

        If Licensor, in Licensor's reasonable judgment and at its sole discretion, is able to complete only a portion of the data because of terrain, permit limitations or obstructions, Licensee will be invoiced only for that portion completed; except, if permit limitations cause the shots and receivers to be redistributed rather than deleted, Licensee shall be invoiced in full. Permits, access fees, and customary operational damages have been estimated at amounts as delineated in Licensee's acquisition agreement for any particular program. Should the program square mileage average for permits, access fees, and customary operational damages exceed this amount, the additional cost will be shared proportionately

4

by the participants in that program. Excess costs for permits, access fees, and customary operational damages will be invoiced upon completion of each individual program.

        As consideration for a license to the Data, Licensee agrees to pay to Licensor in U.S. Dollars (unless another currency is otherwise specified in the relevant Supplemental Agreement) no later than thirty (30) days from invoice date, the licensing fee delineated in the specific Supplemental Agreement for the Data, plus reproduction, tape copying and shipping charges. Licensee shall remit all payments to the appropriate one of the following:

      Seitel Data, Ltd.
      P. O. Box 4346, DEPT, 459
      Houston, TX 77210-4346
      Olympic Seismic Ltd.
      1900, 407 2nd Street S.W.
      Calgary, Alberta
      Canada T2P 2Y3
      Attention: Accounts Receivable

        Any outstanding balance not paid within the specified time limits shall bear interest, payable immediately by Licensee to Licensor, at the maximum rate allowed by applicable law, from the invoice date until paid in full. In the event Licensor incurs costs or expenses in connection with the enforcement of this Agreement and collection of any amounts owing hereunder, Licensee hereby agrees to pay, in addition to any unpaid license fees and interest accruing thereon, all such costs and expenses of enforcement and collection, including, without limitation, attorneys' fees. Payment of any invoice shall not prejudice the right of Licensee to challenge, dispute, question or litigate any charges contained in any invoice regardless of whether such challenge, dispute, question or litigation arises before or after such payment; provided Licensee, within one (I) year following the date of such invoice, shall make and deliver to Licensor at the above address written notice of objections to any charge or charges. In the event no such written notice is received, the charges shall be conclusively deemed valid. Any challenge to such charge or charges shall be limited only to payment or non-payment for data not delivered by Licensor pursuant to its contractual obligations.

VIII.

        This Agreement shall replace and supercede all prior licensing agreements for data between Licensor and Licensee or its predecessors as of the date of this Agreement. This Agreement shall also replace and supercede all prior licensing agreements (or other agreements granting Licensee access to data) between Licensee and any third party, including any broker, to the extent those agreements cover data owned in whole or in part by Licensor (collectively the "Prior Agreements"). All such Prior Agreements and licenses are hereby replaced by and merged into this Agreement. All data licensed to Licensee under the Prior Agreements and owned by Licensor shall be referred to as the "Prior Data" and shall be included in the definition of "Data" as that term is used in this Agreement. Licensor hereby licenses to Licensee all Prior Data that is currently in the possession of Licensee and confirms that such Prior Data is validly licensed under and subject to the terms and conditions of this Agreement. Both Licensor and Licensee agree that Prior Data is expressly subject to the terms and conditions of this Agreement and, in the event of any conflict in terms between any Prior Agreements and this Agreement, the terms of this Agreement (including Supplemental Agreements) shall control without exception. This Agreement shall also replace and supercede all licensing agreements (or other agreements granting Licensee access to data) covering data acquired by Licensor in the future (the "Future Data"). Thus, it is the intention of the parties that any data in Licensee's possession, now or in the future, and owned by Licensor, be governed by the terms of this Agreement, which shall control in the event of any conflict in terms between this Agreement and any other agreement(s) relating to the Data, the Prior Data, or any Future Data.

5

IX.

        Licensor has taken the position that the licensing of Data pursuant to this Agreement does not constitute a transaction on which United States federal, state or local transaction taxes are imposed, including, but not limited to sales tax, use tax, or transfer tax. HOWEVER, IF ANY TYPE OF FEDERAL, STATE OR LOCAL TRANSACTION TAXES ARE IMPOSED ON THIS TRANSACTION AT ANY TIME, LICENSEE HEREBY AGREES TO INDEMNIFY, REIMBURSE AND HOLD HARMLESS LICENSOR FOR ANY LIABILITY FOR SUCH TAX (OTHER THAN FEDERAL AND STATE INCOME TAXES), INCLUDING ANY INTEREST AND PENALTIES THEREON, OR ANY OTHER AMOUNTS DETERMINED TO BE DUE AND OWING.

X.

        This Agreement, the Supplemental Agreements and the license to use the referenced Data shall terminate fifty (50) years from the execution date of this Agreement, but may be extended by written mutual agreement of the parties.

        The license granted by this Agreement will, without notice, automatically terminate upon the Licensee: ceasing to carryon its business; making an assignment for the general benefit of its creditors; proposing any form of financial reorganization because of insolvency with creditors; becoming subject to any bankruptcy proceedings or any other proceedings or laws relating to its insolvency; or if a receiver, receiver and manager, trustee, custodian or similar agent is appointed or takes possession of all or substantially all of the property or business of the Licensee.

        Immediately upon termination of the license granted by this Agreement, Licensee will return or cause to be returned to, or will destroy or cause to be destroyed, the Data. Return or destruction of the Data shall be attested to by execution of a Verification of Return/Destruction of Data form in the form attached as Exhibit A.

XI.

        Licensee may not sell, assign or otherwise transfer this Agreement, the Data (including Prior Data), or the license or any other rights or obligations hereunder, in whole or in part, without the prior written approval of Licensor. A Change of Control (as defined below) constitutes such a transfer, notwithstanding that the Change of Control may constitute an otherwise legal and valid corporate sale, merger, reorganization, combination, consolidation, or amalgamation.

        A "Change of Control" shall mean each of (a) the sale of all or substantially all of the stock or assets of Licensee (or its ultimate parent company), (b) any merger, reorganization, combination, consolidation or amalgamation of Licensee (or its ultimate parent company) with any other entity, and (c) the acquisition, directly or indirectly, by any person or entity, or by any group of persons or entities acting together, that are involved, directly or indirectly, in whole or in part, in the business of exploring for or producing oil, gas or other minerals, of the power to direct or cause the direction of the management and policies of Licensee (or its ultimate parent company), whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the direct or indirect acquisition of 50% or more of the outstanding equity interests in Licensee (or its ultimate parent company). Licensee agrees to provide prompt written notice to Licensor at the appropriate address listed in Section XVII, below, in the event of a Change of Control or the entry by Licensee (or its ultimate parent company) into a publicly discloseable agreement that will cause a Change of Control. This section shall apply even if Licensee continues to exist subsequent to the Change of Control in essentially the same form in which it existed prior to the Change in Control. Upon entry by Licensee into a publicly discloseable agreement that will cause a Change of Control, Licensee may either terminate the license granted under this Agreement and return the Data by the date of the Change of Control, or may pay to Licensor a re-license fee of 50% of the original license fee for any Data not returned. The receipt by Licensor of such re-license fee shall constitute Licensor's written approval to

6

the transfer resulting from the Change in Control. Licensor acknowledges that Licensee is seeking third party financing for its business and that as a result of entering into one or more financing agreements, the ownership of Licensee may in fact change. At this time it is impossible to determine whether in such event a Change in Control might occur. Licensor also acknowledges that by entering into one or more such financing arrangements, it maybe necessary to revise the entity structure of Licensee for tax, governance or other bona fide business reason. Accordingly, any Change in Control of Licensee occurring as a result of such financing arrangements within one (1) year of the execution of this Agreement shall not trigger Change in Control obligations set out above, and further, notwithstanding anything else contained in this Agreement to the contrary, Licensee shall have the one time right and option within the same one (1) year period to transfer (without triggering any termination provisions or payment obligations) all of its rights and interests under this Agreement (including, without limitation, its license to Data) to an affiliate entity in which Licensee owns as interest.

        In the event the Data is to be returned, Licensor reserves the right to charge a daily fee payable by Licensee to Licenser of one-half percent (.5%) per day of the total license fee(s) originally paid for the Data or the unreturned portion of the Data, for every day beyond the Change of Control that the Data or any portion of the Data is not returned. If the Data has not been returned in accordance with these provisions within ten (10) days after the effective date of any Change of Control then, in addition to all other remedies available to Licensor at law and in equity, Licensee shall pay to Licensor as liquidated damages, and not as a penalty, an amount equal to 150% the original license fees for the Data, within three (3) business days of a written demand from Licensor.

        In the event the Data is to be returned, Licensee shall be required to execute a Verification of Return/Destruction of Data form in the form attached as Exhibit A; Licensor also shall have the right, at its sole option, to inspect Licensee's premises, computers, and workstations to ensure the return is complete. A Change of Control will not result in the termination of this Agreement or the charging of additional fees if, in the case of a merger between Licensee and second party, the second party to the merger held, immediately prior to the merger and pursuant to a separate license agreement between Licensor and the second party, a current license to the Data that is the subject of this Agreement.

        This Section XI is specifically intended to supercede statutory provisions to the contrary, if any.

XII.

        Data licensed hereunder may be conveyed to a service company for reprocessing or storage, provided a written confidentiality agreement is obtained from such company prior to conveyance. Licensee accepts full responsibility for insuring that any Data conveyed hereunder remains confidential and is not made available to any non-Licensee. Any print or film of any version of the Data must contain the following statement:

    "This Data is trade secret, is owned by a Seitel entity and is licensed to Centurion Exploration Company LLC (Licensee) under terms and conditions of a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement which strictly limits the use of such Data. This Data shall be for Licensee's own internal use only, and shall not be shown, sold, traded, disposed of, or otherwise made available to any party except under certain specific conditions delineated in such licensing agreement. Any unauthorized use or possession of this Data by any party is

XIII.

        The terms of this Agreement shall be kept confidential by the parties hereto, and shall not be disclosed to any other person or entity, except as may be reasonably necessary in connection with Licensee's efforts to secure financing or to administer this Agreement (e.g., disclosure in connection with permitted disclosures of the Data pursuant to Section III, above), or as otherwise may be required by law.

7

XIV.

        This Agreement, as applied to the licensing of Data concerning properties in the United States, Mexico and the territorial waters of those countries shall be construed in accordance with the laws of the State of Texas, and as applied to the licensing of Data concerning properties in Canada and its territorial waters shall be construed in accordance with the laws of The Province of Alberta; all without giving effect to principles of conflicts of law.

        The parties agree that if, after the effective date of this Agreement, there are changes in laws or regulations (including the imposition of new laws) or in the interpretation or application of laws or regulations, which in the reasonable opinion of Licensor adversely affect the benefits, rights or protections afforded Licensor either pursuant to the terms of this Agreement or by operation of law then, at Licensor's sole request the parties shall enter into negotiations and execute an amendment to this Agreement that places Licensor in substantially the same position as before the change of law.

XV.

        The rights and remedies granted in this Agreement to Licensor in the event of default are cumulative and the exercise of any of those rights and remedies shall be without prejudice to the enforcement of any other right or remedy including, without limitation, injunctive relief, specific performance, and any other right or remedy available at law or in equity or authorized by this Agreement.

        The rights of each party hereto, whether granted by this Agreement or by law or equity, may be exercised, from time to time, singularly or in combination, and the waiver of one or more of such rights shall not be deemed to be a waiver of such right in the future or any one or more of the other rights that the exercising party may have. Any right, and any breach of a term, provision or condition of this Agreement by one party shall not be deemed to have been waived by the other party unless the waiver is expressed in writing and signed by an authorized representative of the waiving party. The failure of either party to insist upon the strict performance of any term, provision or condition of this Agreement shall not be construed as a waiver or relinquishment in the future of the same or any other term, provision or condition.

        The parties agree that any provision of this Agreement that is deemed to be or becomes void, illegal, invalid or unenforceable shall be severable herefrom and ineffective to the extent of such voidability, illegality, invalidity or unenforceability, and shall not invalidate, affect or impair the remaining provisions of this Agreement. If and to the extent any court or governmental authority of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, the parties will negotiate in good faith to equitably adjust the provisions of this Agreement with a view toward effecting its intended purposes; any such holding shall not affect the validity or effectiveness of the other provisions of the Agreement, which will remain in full force and effect. No provision of this Agreement shall be construed to constitute Licensor as the agent, servant, or employee of Licensee. The relationship of Licensor to Licensee shall be that of independent contractor. Licensee shall not have the right to control or direct the details of the work performed by Licensor. Licensor shall furnish at its own expense, and risk, all labor, materials, equipment, tools, and transportation and other items necessary in performance of the work covered herein.

XVI.

        Licensor and Licensee agree that there are no understandings or agreements relative to this Agreement that are not fully expressed herein or in the Supplemental Agreements. This Agreement including only any Supplemental Agreements sets forth the entire agreement between the parties and supersedes all prior agreements, prior data licenses, understandings, and communications between the parties, whether oral or written.

8

XVII.

        All notices to be given pursuant to this Agreement shall be in writing and shall be deemed to be sufficiently given if delivered by overnight courier, in which case the notice shall be deemed to have been received on the next business day after sending, or if delivered by hand to the representative named below, in which case the notice shall be deemed to have been received on the date of delivery, or if sent by certified mail, return receipt request, in which case the notice shall be deemed to have been received on the date of receipt. Until written notice of change of address given pursuant to this Section XVII, notices shall be addressed as follows:

  (a)
  if to Seitel Data, Ltd., Seitel Data Corp. or Seitel Offshore Corp. at:
  10811 South Westview Circle Drive
  Suite 100, Building C
  Houston, Texas 77043
  Attention: Robert J. Simon

    Phone: (713) 881-8900
    Fax: (713) 881-8901

  (b)
  if to Olympic Seismic at:
  1900, 407 2nd Street S.W.
  Calgary, Alberta
  T2P 2Y3

    Attention: Suzanne Bowden
    Phone: (403) 5I5-2800
    Fax: (403) 515-2822

  (c)
  if to Licensee, at:
   Centurion Exploration Company LLC
  413 Lindenwood Drive
  Houston, Texas 77024

    Attention: Mr. Brian Ayers
    Phone:
    Fax:

XVIII.

        Any delay or failure to perform under this Agreement arising from a force majeure event as specified herein shall not be deemed to be a default and shall not put an end to this Agreement, so that the same shall continue in suspense or part performance until such event shall have ceased. A force majeure event means: acts of God, earthquakes, fire, freezing, storm, tornados, floods, hurricanes, or other actions of the elements, explosion, accident, malicious mischief, sabotage, insurrections, riot, strikes, lockouts, boycotts, picketing, labor disturbances, loss of power, public enemy, war (declared or undeclared), rebellion, civil disturbance, compliance with any federal, state, or municipal law, or with any regulation, order, rule (including, but not limited to, priority, rationing or allocation orders or regulation) of governmental agencies, or authorities or representatives of any government (foreign or domestic); total or partial failure or loss or shortage of all or part of transportation or other facilities ordinarily available to and used by a party hereto in the performance of the obligations imposed by this Agreement, whether such facilities are such party's own or those of others; or any cause, whether similar to or dissimilar from the causes herein enumerated, including without limiting the generality of the foregoing, any breakdown, either total or partial, of Licensor's facilities for any cause whatsoever; provided, however, that all such causes are beyond the reasonable control of the party claiming force majeure and the settlement of strikes or lockouts shall be entirely within the discretion of the party

9

having the difficulty and that even though the parties hereby agree that any force majeure shall be remedied as soon as practicable, the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having difficulty shall not be required. This Section XVITI shall not relieve Licensee from its obligations to make any payments of amounts due and neither party's time for performance shall be extended for any event that is reasonably in the control of that party.

ACCEPTED AND AGREED TO THIS           15           DAY OF               SEPTEMBER              , 2003.

Seitel Data, Ltd.		Centurion Exploration Company LLC
By:	/s/ KEVIN P. CALLAGHAN Kevin P. Callaghan	By:	/s/ BRIAN AYERS Brian Ayers
	Authorized agent of Seitel Delaware, Inc., its sole general partner	Title:	President

Please return one executed copy of this agreement to:

    Seitel, Inc.
    10811 South Westview Circle Drive
    Suite 100, Building C
    Houston, TX 77043
    Attention: Dianne M. Henderson

10

Exhibit "A"

VERIFICATION OF RETURN/DESTRUCTION OF DATA

Licensee, as defined in the 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement ("Agreement") effective as of hereby represents, warrants and verifies to Licensor, as defined in the Agreement, that all Data, as defined in the Agreement (including any Data provided to any other person or entity in accordance with the terms of the Agreement), has been returned to Licensor [destroyed]. Specifically, as of the date of this Verification, all Data has been completely removed from the computer systems, files, offices, warehouses, or other locations within the possession, custody or control of Licensee. In addition, all references to the Data have been [returned/destroyed], by permanently deleting or otherwise permanently eliminating them from all computers, files, storage facilities, and any and all other paper, electronic, digital or other forms of media within the possession, custody or control of Licensee.

Licensee acknowledges and agrees that Licensor is relying on this Verification of Return of Data as confirmation that Licensee is not retaining any Data in any form and, further, as Licensee's acknowledgment that retaining any Data would entitle Licensor to liquidated damages as provided in the Agreement as well as all other remedies available to Licensor at law or in equity.

Verified this                     day of                                       , 2003.

By:
Print Name:
Company and Title:

ONSHORE 3D

SCHEDULE "1"

Supplemental Agreement to a
2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement
between
Seitel Data, Ltd.
and
Centurion Exploration Company LLC
Dated
August 11, 2003

Centurion Exploration Company LLC agrees to license square miles of 3-D geophysical data acquired by Licensor as delineated by area and mileage and at rates as specified below, under terms and conditions of the 2D&3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement to which this supplemental agreement is attached and made a part thereof.

Area	Committed Mileage	Cost/Sq Mile	Total Cost	Est. Permit, Access Fees and Customary Operational Damages Cost/Sq. Mile

(does not include normal and customary reproduction charges or field tape copy charges)

Product Format Requested

Raw Stacked Data Volume (SEG-Y tape)

Raw Migrated Data Volume (SEG-Y tape)

Noise Reduced Migrated Data Volume (SEG-Y tape)

Filtered Migrated Data Volume (SEG-Y tape)

Velocity Data Card Image Tape

Billing Address: Centurion Exploration Company LLC

Delivery Address: SAME

ACCEPTED AND AGREED TO THIS                    DAY OF                                       , 2003.

Seitel Data, Ltd.		Centurion Exploration Company LLC
By:		By:
	Robert J. Simon Authorized agent of Seitel Delaware, Inc., its sole general partner	Title:

Please return one executed copy of this agreement to:

    Seitel Data, Ltd.
    10811 South Westview Circle Drive
    Suite 100, Building C
    Houston, TX 77043
    Attention: Marcia J. Nouls

OFFSHORE 3D

SCHEDULE "1"

Supplemental Agreement for 3-D Seismic Data Acquisition to a
2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement
between
Seitel Data,  Ltd.
and
Centurion Exploration Company LLC
Dated
August 11, 2003

Centurion Exploration Company LLC agrees to license area of 3-D geophysical data to be acquired by Licensor as delineated by area and blocks and at rates as specified below, under terms and conditions of the 2D&3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement to which this supplemental agreement is attached and made apart thereof.

Area	Committed Area	Total Cost
Area	00,000 Blocks	$

(does not include normal and customary reproduction charges or field tape copy charges)

Product Format Requested

Raw Stacked Data Volume (SEG-Y tape)

Raw Migrated Data Volume (SEG-Y tape)

Noise Reduced Migrated Data Volume (SEG-Y tape)

Filtered Migrated Data Volume (SEG-Y tape)

Velocity Data Card Image Tape

Billing Address:    Centurion Exploration Company LLC

ACCEPTED AND AGREED TO THIS                    DAY OF                                       , 2003.

Seitel Data, Ltd.		Centurion Exploration Company LLC
By:		By:
	Robert J. Simon Authorized agent of Seitel Delaware, Inc., its sole general partner	Title:

Please return one executed copy of this agreement to:

    Seitel Data, Ltd.
    10811 South Westview Circle Drive
    Suite 100, Building C
    Houston, TX 77043
    Attention: Dianne Henderson

2D ONSHORE & OFFSHORE

SCHEDULE "1"

Supplemental Agreement to a
2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement
between
Seitel Data, Ltd.
and
Centurion Exploration Company LLC
Dated
August 11, 2003

Centurion Exploration Company LLC agrees to license 00.000 miles of data owned proprietarily by Licensor as delineated by Line Number and Station Number and at rates as specified below, under terms and conditions of the 2D&3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement to which this exhibit is attached and made a part thereof.

Program:    Program Name

Line Number	Stations	Mileage

LICENSE COST          $0000.00/mile × 00.000 miles = $

(does not include normal and customary reproduction charges or field tape copy charges)

Billing Address:    Centurion Exploration Company LLC

Delivery Address:

ACCEPTED AND AGREED TO THIS                    DAY OF                                       , 2003.

Seitel Data, Ltd.		Centurion Exploration Company LLC
By:		By:
	Robert J. Simon Authorized agent of Seitel Delaware, Inc., its sole general partner	Title:

Please return one executed copy of this agreement to:

    Seitel Data, Ltd.
    10811 South Westview Circle Drive
    Suite 100, Building C
    Houston, TX 77043
    Attn:

ONSHORE 3D

SCHEDULE "1"

Supplemental Agreement to a
2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement
between
Seitel Data, Ltd.
and
Centurion Exploration Company LLC
Dated
August 11, 2003

Centurion Exploration Company LLC agrees to license square miles of 3-D geophysical data acquired by Licensor as delineated by area and mileage and at rates as specified below, under terms and conditions of the 2D&3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement to which this supplemental agreement is attached and made a part thereof.

Area	Committed Mileage	Cost/Sq Mile	Total Cost

(does not include normal and customary reproduction charges or field tape copy charges)

Product Format Requested

Raw Stacked Data Volume (SEG-Y tape)

Raw Migrated Data Volume (SEG-Y tape)

Noise Reduced Migrated Data Volume (SEG-Y tape)

Filtered Migrated Data Volume (SEG-Y tape)

Velocity Data Card Image Tape

Billing Address:    Centurion Exploration Company LLC

Delivery Address:    SAME

ACCEPTED AND AGREED TO THIS                    DAY OF                                       , 2003.

Seitel Data, Ltd.		Centurion Exploration Company LLC
By:		By:
	Robert J. Simon Authorized agent of Seitel Delaware, Inc., its sole general partner	Title:

Please return one executed copy of this agreement to:

    Seitel Data, Ltd.
    10811 South Westview Circle Drive
    Suite 100, Building C
    Houston, TX 77043
    Attn:

Exhibit "C"
Reproduction and Tape Copy Charges

Post-stack Reproduction Costs (Minimum $250.00 charge)
$0.0045 per trace + media cost

Exhibit "A-1"

SEITEL DATA	A Seitel, Inc. Company

Contract #: B-03-10-003 REP

October 2, 2003

Centurion Exploration Company LLC
413 Lindenwood
Houston, Texas 77024

Attn: Mr. Brian Ayers

RE:
Library Card Purchase Agreement
3D Onshore Texas and Louisiana and
3D Offshore Gulf of Mexico

Dear Mr. Ayers:

        Pursuant to your recent conversation with Mr. Eddie Pharr regarding the interest of Centurion Exploration Company LLC in purchasing a non-exclusive license to certain geophysical data 100% owned or controlled by Seitel Data Ltd. located in Texas and Louisiana and Offshore Gulf of Mexico, we are pleased to present the following proposal.

1.
Seitel Data Ltd. (hereinafter called "SDL") will allow Centurion Exploration Company LLC (hereinafter called "CENTURION") to purchase a non-exclusive license to certain geophysical data to be selected from that 100% owned or controlled by SDL, provided CENTURION commits to such purchase under the terms and conditions specified in paragraphs 2-11 below before 4:00 PM on March 30, 2004. At such time, this offer will expire and the terms delineated herein will then be subject to change by SDL, in its sole discretion.

2.
SDL will allow CENTURION to purchase a non-exclusive license to data with a value up to $2,000,000.00 to be selected from those data sets listed on Exhibit "A.1" and "A.2", at rates, excluding normal and customary reproduction, shipping, handling, and tape copy charges, of $400.00 per square mile for 3D onshore data located in Texas and Louisiana or $4,000.00 per OCS block located in the Gulf of Mexico, or a total license fee of $2,000,000.00. Such data may be specifically selected at CENTURION's discretion, but final selection must be completed on or before December 30, 2006. All data sets listed on Exhibit "A" shall be available to CENTURION on an immediate and unconditional basis upon execution of this agreement, unless otherwise noted on Exhibit "A.1" and but will not be delivered to CENTURION until requested. SDL may, during the term of this agreement, but shall be under no obligation to, add data to its 100% owned data base. In the event such data is added, SDL will also make available to CENTURION any such data not in a proprietary period, which becomes available to the general industry, during the term of this agreement.

  CENTURION agrees to accept an invoice for said purchase before March 30, 2004 and to make payment to SDL as follows:

    $1,000,000.00 payable within six months of execution
     $500,000.00 payable within twelve months of execution
     Final payment of $500,000.00 payable within eighteen months of execution

  Such payments are non-cancelable and non-refundable.

3.
Minimum selections must be made according to the following schedule:

(i)
$500,000.00 within six months of execution.

(ii)
$1,000,000.00 cumulatively within twelve months from execution

(iii)
$1,500,000.00 cumulatively within eighteen months from execution

(iv)
$2,000,000.00 cumulatively on or before December 30, 2006.

4.
CENTURION agrees to execute a supplement in the form of Exhibit "B" to its existing Seitel 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement ("Master Licensing Agreement") for all data received under the terms of this agreement. The terms of the Master Licensing Agreement shall govern and control CENTURION's use of the data and any disputes arising therefrom; provided, that to the extent there is a conflict between the terms of this agreement and the Master Licensing Agreement, the terms of this agreement will govern and control with respect to such conflict.

  The license period for all data available under the terms of this agreement shall begin on the date of this agreement.

5.
Copies of any data selected shall be made and delivered to CENTURION only at CENTURION's request. CENTURION agrees to pay all normal and customary reproduction, shipping, handling, and tape copy charges on all data received under the terms of this agreement except that SDL shall invoice CENTURION at a discount of twenty-five percent (25%) from the reproduction and tape copy charges listed on Exhibit "C". CENTURION will be invoiced separately for all normal and customary shipping and handling charges for all data received under the terms of this agreement, with payment due within thirty (30) days of receipt of each particular invoice.

6.
Except as permitted under the Master Licensing Agreement, CENTURION agrees not to show this agreement to or to discuss the specific terms and conditions of this agreement with anyone not an employee of CENTURION or SDL.

7.
CENTURION shall have the option to purchase additional square mileage in 1,000.000 square mile minimum increments, at rates (excluding normal and customary reproduction, shipping, handling, and tape copy charges at the rates set out above) of $400.00 per square mile, or a total license fee per minimum increment of $400,000.00. CENTURION shall also have the option to purchase additional OCS blocks in 50.000 OCS block minimum increments, at rates (excluding normal and customary reproduction, shipping, handling, and tape copy charges as set out above), of $4,000.00 per OCS block, or a total license fee per minimum increment of $200,000.00. CENTURION will be invoiced separately for any additional data licensed hereunder with payment due within thirty (30) days of invoice receipt. Such payment(s) are non-cancelable and non-refundable. These options are available to CENTURION until December 30, 2006.

8.
In addition to the compensation discussed in clause 2, should CENTURION acquire an equity interest (lease, farm-in, farm-out, etc.) in a mineral position within the geographic confines of the data licensed under this agreement, within ten (10) years from the effective date of this agreement, CENTURION shall notify SDL of such acquisition with ninety (90) days of the acquisition, and further compensation shall be delivered to SDL as follows:

•
SDL shall own and there shall be vested in it, expressly limited to those lands and leases located within the geographic confines of the data licensed under this agreement, one of the following, as an overriding royalty or "ORRI":

1.
An undivided five percent (5%) of the oil and gas produced from the lands covered by any oil and gas lease which grants CENTURION the right to receive an amount equal to or greater than 80% of the oil and gas produced from the lands covered thereby; or

2

    2.
    An undivided four percent (4%) of the oil and gas produced from the lands covered by any oil and gas lease which grants to CENTURION the right to receive an amount equal to or greater than 77.5% but less than 80% of the oil and gas produced from the lands covered thereby; or

    3.
    An undivided two percent (2%) of the oil and gas produced from the lands covered by any oil and gas lease which grants to CENTURION the right to receive an amount less than 77.5% of the oil and gas produced from the lands covered thereby.

  If any such lease described above covers less than the entire mineral fee estate in any of the lands covered thereby, such overriding royalty, as to such land, shall be reduced to the proportion thereof which the undivided mineral interest covered by such lease bears to the entire mineral fee estate, and with the further provision that if CENTURION acquires only an undivided interest in a lease such overriding royalty shall be further reduced the proportion thereof which is equal to the undivided interest so acquired by CENTURION in such lease. In the event CENTURION acquires or causes to be acquired the full 8/8ths working interest in leases within a prospect generated and marketed by CENTURION, the overriding royalty vested in SDL shall not be proportionately reduced and shall burden the entire 8/8ths working interest.

  For the purposes of determining CENTURION's net revenue interest attributable to its working interest in any such well, all royalties, overriding royalties, production payments and other burdens, whether of record or provided by contract, shall be considered. This ORRI shall be permanently assigned to SDL no later than thirty (30) days after such well is completed as a commercial producer or CENTURION receives its assignment of the lease(s) from a third party, if applicable, whichever date is the later. Should SDL desire to do so, such ORRI shall be transferable or saleable to one or more third parties, subject to the preferential right of CENTURION herein reserved to match any agreed sale price in a bona fide transaction between SDL and one or more outside third parties upon receipt by CENTURION of written notice of the pending sale, including a copy of the signed agreement, all related documents, and all other pertinent terms of the sale. CENTURION shall have ten (10) days from receipt of such written notice and materials to elect in writing whether or not to acquire such ORRI on the same terms. If CENTURION does elect to acquire such ORRI, closing shall occur within thirty (30) day of such affirmative election.

  •
  Notwithstanding the above, should CENTURION purchase or farm-in existing production, then CENTURION will owe no ORRI to SDL as to those lands and/or formations within any proved developed and/or proved undeveloped reservoirs identified by one or more previous owners and confirmed by an independent third-party reserve report; however, the ORRI shall apply to all other lands and formations located within the geographic confines of the data licensed under this agreement. In lieu of the ORRI on the proved developed and/or proved undeveloped reservoirs acquired by CENTURION, for each such purchase or farm-in having a price or value in the aggregate in excess of $500,000.00, CENTURION agrees to pay SDL the sum of $50,000.00 within thirty (30) days of consummation of such acquisition.

  Subject to the terms and provisions of any Operating Agreements or other contracts restricting its right to provide certain information to third parties, CENTURION agrees to provide SDL, on a confidential basis, with its drilling activity reports for wells in which SDL has an ORRI on a quarterly basis beginning with CENTURION's first quarter of operations. This information will be provided via telephone facsimile to Robert Simon or Eddie Pharr at (713) 881-8901. Upon request, SDL agrees to execute such Confidentiality Agreement(s) as CENTURION may reasonably request so as to maintain the confidentiality of all such information.

9.
SDL shall allow CENTURION, at its sole expense, to reprocess the data licensed hereunder at a processor of its choice and to use the reprocessed data. A copy of the reprocessed data shall be

3

  provided to SDL, by CENTURION, at no cost to SDL, provided after a six month exclusive use period, SDL elects to take possession of a copy of the reprocessed data.

10.
CENTURION may provide all or some portions of the data to third party independent consultants who engage in reprocessing and/or interpretation with the objective of identifying drillable prospects. In the event that a consultant generates a prospect whereby CENTURION elects not to participate, then the consultant generated prospect shall be burdened by the ORRI referenced in clause 8 above. If CENTURION does elect to participate in a consultant generated prospect, the ORRI shall be on CENTURION's and its partners' interest only. Any such third party consultants must first execute confidentiality agreements binding them to the same terms and conditions of confidentiality established herein for CENTURION.

11.
CENTURION shall have the option until June 30, 2007 to purchase one non-exclusive license for a partner ("Partner's License") to the data licensed under the terms of this agreement, at the following rates:

    Onshore—Texas $15,000.00 per square mile Onshore—Louisiana $20,000.00 per square mile

    Offshore—GOM $35,000,00 per block

  These rates exclude normal and customary reproduction, shipping, handling and tape copy charges. CENTURION must notify SDL in writing prior to June 30, 2007 should it elect to purchase an additional license for a partner. At such time of notification, CENTURION must reveal to SDL the designee of the Partner's License. CENTURION shall be invoiced separately for the purchase of the Partner's License with payment(s) due within thirty days of invoice receipt.

  CENTURION's Partner must execute SDL's 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement ("Master Licensing Agreement") and Supplement in the form of Exhibit 'D' for all Data received under the terms of this agreement. The terms of the Master Licensing Agreement shall govern and control CENTURION's Partner's use of the Data and any disputes arising therefrom: provided, that to the extent there is a conflict between the terms of this agreement and the Master Licensing Agreement, the terms of this agreement will govern and control with respect to such conflict.

        Should you be in agreement with the terms and conditions delineated above, please indicate so by signing in the space provided below and returning one fully executed copy to SDL.

        Thank you for your consideration of this proposal. Should you have any questions, please feel free to contact Mr. Robert Simon, Mr. Kevin Callaghan, or Mr. Eddie Pharr at (713) 881-8900.

Respectfully,

Seitel Data Ltd.
/s/ ROBERT J. SIMON Robert J. Simon Authorized agent of Seitel Delaware, Inc., its sole general partner

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4

        As of the date below, CENTURION agrees to purchase a license to certain geophysical data under the terms of Paragraphs 1—11 above.

ACCEPTED AND AGREED TO THIS           18           DAY OF                  FEBRUARY                 , 2004.

        CENTURION EXPLORATION COMPANY LLC

By:	/s/ Brian K. Ayers
Name:	Brian K. Ayers
Title:	President

Attachments:

Exhibit: "A.l"	Listing of SDL 100% owned or controlled Texas and Louisiana 3D Onshore Data
Exhibit "A.2"	Listing of SDL 100% owned or controlled Gulf of Mexico 3D Offshore Data
Exhibit "B"	Schedule 1 to existing Master Licensing Agreement
Exhibit "C"	Reproduction and Tape Copy Charges
Exhibit "D"	Partner's Master Licensing Agreement

5

Exhibit "A.1"

Listing of 100% Owned or Controlled SDL Data
3D Onshore Texas and Louisiana

LOUISIANA Survey Name	Month Available	Survey Square Mileage	Vintage	Comments
Abbeville	Oct-01	55.956	Jun-96
Andrew/Parcperdue	Dec-98	178.028	Dec-97
Avondale	Apr-03	111.719	Sep-01
Bayou Choctaw	Oct-00	39.860	Jul-95
Bayou des Glaises	Oct-00	53.288	Jul-95
Bayou Gentilly	Mar-01	48.375	Nov-96
Bayou Gentilly Extension	Apr-03	8.000	Nov-96
Bayou LaFourche	Sep-00	14.486	Nov-96
Bayou Prudeaux	Nov-98	31.933	Feb-96
Bayou Teche	Mar-01	24.436	Jul-94
Bear Creek	Mar-01	33.450	Nov-99
Beech Grove	Oct-01	79.000	Jul-96	Limited Product Availability
Belle Isle	Apr-02	57.000	Dec-91	Limited Product Availability
Black Bayou	Dec-99	224.146	Jan-98
Bosco	Jul-99	27.000	Mar-95
Boure	Mar-99	174.948	Aug-98
Brilliant Point	Jul-03	18.620	Jul-02
Broussard	Nov-94	52.145	Jan-94
Buck Point	Mar-02	30.816	Feb-95
Catahoula	Dec-99	81.360	Jan-99
Chacahoula	Aug-02	14.048	Jun-96
Chauvin	Oct-02	68.857	Dec-95
Church Point	Dec-01	30.542	Dec-92
Couba Island	Sep-99	49.995	Jan-99
Crowley North	Jan-03	23.580	Jul-95
DeQuincy East	Sep-03	95.514	Dec-99
Duck Lake	Aug-03	134.609	Nov-02
Dudgenrona	Oct-02	117.570	Aug-97
East Atchafalaya	Nov-00	109.928	Nov-95
East Fork Bayou	Mar-01	50.679	Jul-96
East Lake Arthur	Dec-99	45.233	Jan-98
Eden	Jun-00	138.750	Jan-99
Flat Creek	Mar-01	50.071	May-96
Garden City	Mar-01	39.106	Jul-96
Garden island Bay	Jul-02	65.159	Jul-92
Hope Creek	Jun-01	48.736	Jun-00
Houma	May-00	42.086	Aug-99
Hurricane Branch	Mar-02	78.601	Jul-97
Indian Bayou	Jun-96	51.167	Jan-96
Interdomal	Sep-01	105.496	Jul-96
Iowa-Woodlawn/Welsh	Mar-01	139.800	Jan-98
Krotz Springs	Jan-01	37.366	Oct-99

Lafitte	Jul-02	30.344	Mar-91
Lake Arthur	Mar-01	32.150	Jan-95
Lake DeCade	Jul-93	46.695	Oct-92
Lake Long	Mar-00	54.750	Jan-99
Lake Mechant	Jun-99	75.820	May-98
Lake Mongoulois	Apr-98	60.469	Dec-97
Lake Theriot	Nov-00	77.598	Nov-93
Lapeyrouse/Lirrette/Santos Bay	Oct-01	I97.529	Nov-96
Leeville	Jul-02	70.734	Aug-97
Leleux	Mar-97	58.417	Dec-96
Leleux East	Jun-01	13.860	Mar-01
Liberty Hill	Jun-02	48.000	Jun-01
Little Bayou Sara	Mar-01	32.614	Aug-96
Lyons Point	Oct-98	89.473	Nov-98
Maurice	Oct-93	48.333	May-93
Mermentau River	Mar-01	24.280	Apr-95
Morse	May-99	61.194	Sep-98
North Holly Beach	Mar-98	49.339	Oct-97
North Island	Mar-Ol	20.032	Aug-95	Controlled
North Laurel Grove	Mar-99	35.311	Oct-98
Oakley	Jun-00	47.805	Sep-97
Old River	Mar-02	70.000	Jul-97
Pine Island	Nov-00	51.078	Mar-98
Point Au Fer	Mar-01	47.954	Oct-93
Rayne/Branch	Jan-98	69.500	Jun-97
Roanoke	Mar-02	17.087	Jul-94
Rooster	Apr-01	72.000	Jun-00
Rooster II	Dec-02	87.400	Feb-01
Rooster III	Feb-02	80.719	May-01
South Pecan Lake	Mar-02	31.037	Jun-94
Stella	Mar-01	29.727	Nov-96
Summers Island	Mar-01	90.557	Sep-94
Sweet Lake	Dec-99	125.497	Jan-99
Thibodaux	Dec-00	73.409	Jan-00
Timbalier	Nov-99	59.916	Dec-94
Turtle Bayou	Apr-01	46.244	Aug-93
Valentine	May-99	83.595	Jun-98
West Arcadia	Mar-01	35.844	Oct-99
West Lake Verret	Mar-01	60.358	Jun-93
Totals		5,188.128

TEXAS Survey Name	Month Available	Survey Square Mileage	Vintage	Comments
Arriola Dome	Jul-98	37.402	Oct-97
Batson	Dec-02	39.692	Jul-96
Bay City	Mar-01	223.702	Dec-98
Bird Mountain	Mar-99	83.382	May-98
Blanco Creek	Mar-0I	22.051	Mar-98
Blunter	Mar-02	101.328	May-98
Boedecker Junction	Mar-01	23.117	Aug-95
Borchers	Nov-00	17.071	Jul-97
Brandon	Sep-98	80.796	Jan-98
Buckeye	Apr-98	95.607	Mar-97
Cedar Bayou	-Aug-03	36.614	Aug-95
Chimney Bayou	Mar-01	16.302	Dec-95
Chunky	Mar-94	12.000	Aug-93
Cooke West	Jun-00	29.321
Cottonwood	May-99	80.000	Jan-98
Cow Bayou	Mar-01	17.726	Apr-95
Deckers Prairie	May-03	20.000	Nov-02
Dickinson	Aug-01	57.521	Feb-00
Drake	Sep-99	22.412
East Lake Creek	Dec-98	42.657	Jan-98
Escobas	Mar-01	66.527	Aug-95
El Campo N. Phase I	Mar-01	10.949	Jun-94	Controlled
El Campo N. Phase II	Mar-01	18.045	Jul-95	Controlled
Escondido Creek	Mar-01	19.079	Jan-95
Falfurias South	Mar-Ol	12.604	Nov-98
Formosa Grande	Apr-03	42.856
Franklin Ranch	Mar-99	95.933	Jun-98
Gobbler Creek	Mar-01	15.558	Aug-94	Controlled
Goldenrod Creek	Mar-01	29.887	Jan-94
Goliad BTA	Apr-98	40.986	Jul-96
Hamshire	Mar-01	6.707		Controlled
Hawkins Ranch	Mar-01	86.434	Oct-99
Highlands Reservoir	Mar-01	19.579	Jun-96
Hillje	Mar-01	11.055	May-94	Controlled
Husky	Dec-02	25.I11	Jun-01
LaFite	May-01	49.528	Oct-99
Lance	Dec-01	29.870	Jan-97
Matagorda	Mar-01	320.000	Nov-99
Mikeska	May-98	29.053	Sep-97
Mills Bennett	Mar-01	125.013	Nov-98
Moss Bluff	Jan-03	52.757	Jan-02
Mount. Evergreen	Sep-01	18.299
Nacogdoches	Apr-00	118.659	May-99
Naval Air Station South	Mar-01	32.922	Jun-97
Narciseno Creek	Mar-01	14.657	Mar-99
Oakville	Oct-99	58.745	Jan-99

Personville	Feb-99	51.673	Jun-98
Pine Island/Hull	Sep-02	74.448	Oct-01
Pita	May-02	20.299	Jul-96
Polk County	Mar-01	119.120	Apr-99
Port Acres	Oct-98	46.469	Feb-98
Port Neches	Mar-03	37.100	Jun-93
Provident City	Oct-95	55.900	Mar-95
Raywood	Sep-99	91.917	Jan-99
Raywood North	-Aug-03	104.400	Dec-02
Raywood South	Nov-01	99.100	Jan-01
Riverdale	Mar-00	23.607
Robinson Ranch	Nov-00	43.941	Jun-94
San Antonio River	Mar-01	21.361	Oct-94	Controlled
Sandy Creek	Mar-01	25.124	Mar-94	Controlled
San Juan	Mar-03	47.931	Jun-02
San Pat	Jul-03	64.000	Dec-00
Saratoga	Nov-02	48.483	Jan-99
Saratoga West	Dec-02	18.983	May-95
Sealy	Nov-00	46.450	Jan-98
Sheriff	Oct-01	61.231	Jan-01
Smithers Lake	Apr-00	66.662	Jan-99
South Borchers	Jun-01	54.871	Jun-98
Spartan.	Apr-98	19.822	Jan-96
Spartan ext	Apr-98	47.963	Nov-96
Starr-TriCounty	Mar-01	314.775	Oct-99
Stowell	Jun-01	19.203	Aug-95
Stuart City	Jun-00	28.915	Sep-95
Supplejack	Jul-02	65.451	Oct-97
Tabasco	Sep-0I	25.000
Teal	Mar-01	26.944	Jun-98
Thomaston	Dec-99	53.532		acting as Broker
Thompson-Barrow	Jan-03	74.114	Nov-96
Tri-County	Jul-00	196.028	Sep-99
Trinity River	Jun-03	216.674	Dec-01
Tyler	Jul-99	21.709	Jun-94
Upper Sabine River	Mar-01	26.727	Jan-94
Wadsworth	Mar-01	46.564	Oct-93
Weimer	Mar-01	41.360	Nov-98
Willow Bayou	Mar-01	22.650	Jun-94
Yoakum Gorge	Jun-01	143.874	Nov-98
Totals		5,023.889

Exhibit "A.2"

Listing of 100% Owned or Controlled SDL Data
3D Offshore Gulf of Mexico Data
SEITEL SPECULATIVE OFFSHORE 3D SURVEYS

Survey Name	Number of Released Blocks
Offshore Texas
Galveston 286	Jun-94	22
Galveston 286 Ext.	Aug-96	12
Galveston/Brazos I & II	Dee-94	100
Galveston South	Aug-99	55
Galveston South II	Feb-00	34
High Island Phase I	Jul-95	61
High Island Phase II	Nov-95 incl. with I
High Island Phase III	Sep-95	37
High Island East	Jun-97	12
Corsair	Nov-99	96
Matagorda (Teledyne)	May-92	39
Matagorda Is South	May-95	62
Matagorda Ext.	Apr-97	5.5
Matagorda 631	Jan-98	5.5
Mustang Island	Jan-95	32
Mustang Island II	Feb-98	11
Mustang Island State Waters	Feb-98	38
Mustang 758	Dec-97	13
Offshore Louisiana
West Cameron Phase I	Jun-94	24
West Cameron Phase II	Jan-95	82
West Cameron Phase III	Sep-96	30
Grand Isle	Sep-95	40
Deepwater
Mississippi Canyon 360	Jan-99	8
Garden Banks	May-97	51
East Breaks South	Dec-98	64.5
East Breaks North	May-99	64
Total Blocks:		998.5

Exhibit "B"

ONSHORE 3D

SCHEDULE "1"

Supplemental Agreement to a
2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement
between
Seitel Data, Ltd.
and
Centurion Exploration Company LLC
Dated
August 11, 2003

Centurion Exploration Company LLC agrees to license square miles of 3-D geophysical data acquired by Licensor as delineated by area and mileage and at rates as specified below, under terms and conditions of the 2D&3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement to which this supplemental agreement is attached and made a part thereof.

Area	Committed Mileage	Cost/Sq Mile	Total Cost

(does not include normal and customary reproduction charges or field tape copy charges)

Product Format Requested

Raw Stacked Data Volume (SEG-Y tape)

Raw Migrated Data Volume (SEG-Y tape)

Noise Reduced Migrated Data Volume (SEG-Y tape)

Filtered Migrated Data Volume (SEG-Y tape)

Velocity Data Card Image Tape

Billing Address:    Centurion Exploration Company LLC

Delivery Address:    SAME

ACCEPTED AND AGREED TO THIS                    DAY OF                                       , 2003.

Seitel Data, Ltd.		Centurion Exploration Company LLC
By:		By:
	Robert J. Simon Authorized agent of Seitel Delaware, Inc., its sole general partner	Title:

Please return one executed copy of this agreement to:

    Seitel Data, Ltd.
    10811 South Westview Circle Drive
    Suite 100, Building C

    Houston, TX 77043
    Attn:

Exhibit "B"

OFFSHORE 3D

SCHEDULE "1"

Supplemental Agreement for 3-D Seismic Data Acquisition to a
2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement
between
Seitel Data,  Ltd.
and
Centurion Exploration Company LLC
Dated
August 11, 2003

Centurion Exploration Company LLC agrees to license area of 3-D geophysical data to be acquired by Licensor as delineated by area and blocks and at rates as specified below, under terms and conditions of the 2D&3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement to which this supplemental agreement is attached and made a part thereof

Area	Committed Area	Total Cost
Area	00,000 Blocks	$

(does not include normal and customary reproduction charges or field tape copy charges)

Product Format Requested

Raw Stacked Data Volume (SEG-Y tape)

Raw M grated Data Volume (SEG-Y tape)

Noise Reduced Migrated Data Volume (SEG-Y tape)

Filtered Migrated Data Volume (SEG-Y tape)

Velocity;" Data Card Image Tape

Billing Address:    Centurion Exploration Company LLC

ACCEPTED AND AGREED TO THIS                    DAY OF                                       , 2003.

Seitel Data, Ltd.		Centurion Exploration Company LLC
By:		By:
	Robert J. Simon Authorized agent of Seitel Delaware, Inc., its sole general partner	Title:

Please return one executed copy of this agreement to:

    Seitel Data, Ltd.
    10811 South Westview Circle Drive
    Suite 100, Building C
    Houston, TX 77043
    Attn: Dianne Henderson

Exhibit "C"

Reproduction and Tape Copy Charges

Post-stack Reproduction Costs (Minimum $250.00 charge)
$0.0045 per trace + media cost

Exhibit "A-2"

SEITEL DATA	A Seitel, Inc. Company

Contract #: 03-10-004 REP

October 2, 2003

Centurion Exploration Company LLC
413 Lindenwood Drive
Houston, Texas 77024

Attention: Mr. Brian Ayers

Re:
Pre-stack Time Migration and AVO License
3D Onshore Texas and Louisiana and
3D Offshore Gulf of Mexico

Dear Mr. Ayers:

        Pursuant to your recent conversations with Mr. Eddie Pharr regarding Centurion Exploration Company LLC's (hereinafter referred to as "CENTURION") interest in licensing Seitel Data, Ltd.'s (hereinafter referred to as "SDL") pre-stack time migration data and AVO data (collectively referred to as the "Data") on certain 3D seismic I00% owned or controlled by SDL, we are pleased to make the following proposal.

  1.
  SDL will allow CENTURION to purchase one (1) non-exclusive license to the pre-stack time migration data created using the processing flow described in Exhibit "A" (3D Onshore), the AVO data created using the processing sequence described in Exhibit "B" (3D Onshore), and Exhibit "C.2" (3D Offshore) describing AVO products, over SDL's Texas and Louisiana 3D Programs, provided CENTURION commits to this proposal under the terms and conditions specified in paragraphs 2-6 below, before 4:00 PM on March 30, 2004. At such time, this offer will expire and the terms delineated herein will then be subject to change by SDL, in its sole-discretion. The basic data was previously licensed by CENTURION under the terms of Contract No. B-03-10-003 REP dated October 2, 2003.

  2.
  The cost for the license to the Data is $100.00 per square mile for 3D onshore data and $1,000.00 per OCS block for 3D offshore data as outlined on Exhibit "C.2", or a total cost of $500,000.00, (excluding normal and customary reproduction, shipping, handling and tape copy charges). Upon execution of this letter agreement, SDL agrees to reproduce the items (to the extent available) listed on Exhibit "C.1" (3D Onshore) or Exhibit "C.2" (3D Offshore) and selected on Exhibit "D.1" (3D Onshore) or Exhibit "D.2" (3D Offshore), for the Data, at CENTURION's sole expense. The rate per OCS block license outlined herein is exclusive of the $500.00 per angle, per block delineated on Exhibit "C.2" for the AVO angle stacks, near, far, and mid. Should CENTURION elect to license these additional products, this shall further reduce CENTURION's commitment of $500,000.00 at a rate of $500.00 per angle, per block.

    CENTURION agrees to accept an invoice dated on or before March 30, 2004, in the amount of $500,000.00 and to make payment to SDL within six (6) months of execution. Such payment is non-cancelable and non-refundable.

  3.
  CENTURION agrees to execute a Supplement in the form of "D.1" or "D.2" to its existing Seitel 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement ("Master Licensing Agreement") dated August 11, 2003 for all data received under the terms of this agreement. The terms of the Master Licensing Agreement shall govern and control CENTURION's use of the data and any disputes arising therefrom; provided, that to the extent there is a conflict between the terms of this agreement and the Master Licensing Agreement, the terms of this agreement will govern and control with respect to such conflict.

  4.
  CENTURION agrees not to show this agreement to or to discuss the terms and conditions of this agreement with anyone not an employee of CENTURION, or SDL.

  5.
  CENTURION shall have the option until June 30, 2007 to purchase one non-exclusive license for a partner ("Partner's License") to the data licensed under the terms of this agreement, at the following rates:

Onshore—Pre-stack Time Migration and AVO
Louisiana & Texas	$500.00 per square mile
Offshore—Gulf of Mexico
Pre-stack Time Migration	$10,750.00 per block
AVO angle stacks—near, mid, far	$500.00 per block/angle

    These rates exclude normal and customary reproduction, shipping, handling and tape copy charges. CENTURION must notify SDL in writing prior to June 30, 2007 should it elect to purchase an additional license for a partner. CENTURION's partner will have licensed the basic data under the terms of Contract #:B-03-10-003 REP dated October 2, 2003.

    CENTURION's Partner must execute a Supplement to its existing Seitel 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement ("Master Licensing Agreement") for all data received under the terms of this agreement. The terms of the Master Licensing Agreement shall govern and control CENTURION's and its Partner's use of the data and any disputes arising therefrom; provided, that to the extent there is a conflict between the terms of this agreement and the Master Licensing Agreement, the terms of this agreement will govern and control with respect to such conflict.

  6.
  CENTURION may provide all or some portions of the data to third party independent consultants who engage in reprocessing and/or interpretation with the objective of identifying drillable prospects. Any such third party consultants must first execute confidentiality agreements binding them to the same terms and conditions of confidentiality established herein for CENTURION.

        Should you be in agreement with the terms and conditions delineated above, indicate so by signing in the space provided below and returning one fully executed copy to SDL.

        Thank you for your consideration of this proposal. Should you have any questions, please feel free to contact Mr. Robert Simon, Mr. Randy Sides or Mr. Eddie Pharr at (713) 881-8900.

Respectfully,

Seitel Data, Ltd.
/s/ ROBERT J. SIMON Robert J. Simon Authorized agent of Seitel Delaware, Inc., its sole general partner

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Attachments:

Exhibit "A"	Kirchhoff PSTM Processing Sequence (3D Onshore)
Exhibit "B"	AVO Attribute Processing Sequence (3D Onshore)
Exhibit "C.1"	Deliverables (3D Onshore)
Exhibit "C.2"	Deliverables (3D Offshore)
Exhibit "D.1"	Schedule 1 to existing Master Licensing Agreement (3D Onshore)
Exhibit "D.2"	Schedule 1 to existing Master Licensing Agreement (3D Offshore)

ACCEPTED AND AGREED TO THIS           18           DAY OF                  FEBRUARY                 , 2004.

        CENTURION EXPLORATION COMPANY LLC

By:	/s/ Brian K. Ayers
Name:	Brian K. Ayers
Title:	President

3

Exhibit "A" (3D Onshore)

Kirchhoff
Pre-Stack Time Migration Processing Sequence

K1.)
Fold analysis

•
Generate fold plots of discrete offset intervals to evaluate sampling of offset gathers.

K2.)
Pre-filter and amplitude corrections if necessary

K3.)
Migration of velocity lines

K4.)
Velocity analysis

K5.)
Velocity QC

•
MVF stacks generated at velocity locations moved out with 94%, 96%, 98%, 100%, 102%, 104%, and 106% of picked stacking velocities

•
Iso-velocity cross sections along velocity lines

•
Time slices of velocity field along at 500 msec. intervals

K9.)
Kirchhoff Pre-Stack Time Migration

K10.)
Pre-stack Noise Reduction (optional)

•
Methods available include FK, FXY, and Radon

K8.)
Pre-stack amplitude corrections—output tapes available (cmp ordered gathers)

•
Parameters to be determined by testing

K9.)
CMP stack—output tapes available (with no-permit mutes applied)

K10.)
Time variant filter

K11.)
Amplitude corrections—output tapes available (with no-permit mutes applied)

K12.)
Noise reduction

K13.)
Apply mutes for no-permits—output tapes available

Note:    Optional processes, if selected, will be priced accordingly: ONLY FOR NEW DATA

  1)
  Pre-Stack Noise Reduction

  a.
  FK or FXY—no extra charge

  b.
  Radon—5100.00 per square mile

Exhibit "B" (3D Onshore)

AVO Attribute Processing Sequence

Al.)
Input gathers from step K8 (Exhibit "A")

A2.)
Calculate AVO attributes volumes using Hampson-Russell AVO software

A3.)
Output SEGY format volumes of AVO attributes

A4.)
Offset Volumes or Angle Stacks

Exhibit "C.1" (3D Onshore)

DELIVERABLES

  •
  Output from K8 of Exhibit "A"

  •
  Output from K13 of Exhibit "A"

  •
  AVO Outputs to be delivered

  •
  Zero Offset Intercept (P)

  •
  Gradient (G)

  •
  Zero Offset Intercept × Gradient (P × G)

  •
  Zero Offset Intercept + Gradient (P + G)

  •
  Smith-Gidlow Fluid Factor

  •
  Near-mid-far volumes or Angle Stacks

Pre-stack Data Reproduction Costs
$0.10 - 50.25 per mbyte (depending on selection size) + media cost

Post-stack Reproduction Costs (Minimum $250.00 charge)
$0.0045 per trace + media cost

Exhibit "C.2"

Offshore Pre-stack Time Migration
Reproduction Charges

Pre-stack dataset reproduction will be charged at a per block rate, with a minimum charge of $4,000.00 per dataset requested.

  a)
  Shot ordered data resampled to 4msec with navigation appended—$4,000.00 per block

  b)
  Bin ordered data after migration (pstm datasets only)—$4,000.00 per block.

Post-stack datasets will be charged at a per trace rate, with a minimum charge of $500.00 per dataset requested.

  a)
  Raw stack (DMO and PSTM data)—$.005 per trace (normally equivalent to $235.00 per block).

  b)
  Filtered and scaled datasets—$.005 per trace (normally equivalent to $235.00 per block).

For all datasets the cost of the tapes provided will be charged at the following rates in addition to the charges listed above:

i)	DLT, 7 - $125.00 per tape
ii)	DLT, 4 - $50.000 per tape
iii)	DLT, 3 - $60.00 per tape

It is anticipated to use DLT 7's for prestack data and DLT 3 or 4 for post stack data.

Bin center and velocity data will be provided at no charge.

Shipping cost will be charged at cost plus 10%.

Should CENTURION require AVO attribute volumes, (a non-exclusive list is set out below as an example). These are available for an additional license fee of $500.00 per block per attribute

Typical AVO Attributes Available

  1)
  Zero Offset Intercept              (P)

  2)
  Gradient              (G)

  3)
  Zero Offset Intercept × Gradient              (P × G)

  4)
  Zero Offset Intercept + Gradient              (P + G)

  5)
  Smith-Gidlow Fluid Factor

  6)
  Angle stacks, near far, mid ($500.00 per angle, per block)

Reproduction charges will be at the rate of $.005 per trace

Exhibit "D.1" (3D Onshore)
SCHEDULE "1"

Supplemental Agreement for 3-D Seismic Data Acquisition to a
2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement
between
Seitel Data, Ltd.
and
Centurion Exploration Company LLC
Dated
August 11, 2003

Centurion Exploration Company LLC agrees to license square miles of Pre-Stack Time Migration (PSTM) and AVO data 100% owned or controlled by Seitel Data, Ltd. as delineated by area and estimated mileage and at rates as specified below, under terms and conditions of the Master Seismic Data Participation and Licensing Agreement to which this supplemental agreement is attached and made a part thereof.

Area	Committed Mileage	Cost/Sq Mile	Total Cost
* (PN) 3D Program	sq. mi.	$100.00	$

(does not include normal and customary reproduction charges or field tape copy charges)

*  As detailed in Contract # 03-10-004 REP, dated October 2, 2003

Product Format Requested
PSTM Data:
Prestack migrated CMP gathers	(SEG-Y tape)
Prestack migrated noise reduced stack filtered & scaled	(SEG-Y tape)
Prestack migrated velocities	(ascii file)
AVO Data;
Zero Offset Intercept (P)	(SEG-Y tape)
Gradient (G)	(SEG-Y tape)
Zero Offset Intercept × Gradient (P × G)	(SEG-Y tape)
Zero Offset Intercept + Gradient (P + G)	(SEG-Y tape)
Smith-Gidlow Fluid Factor	(SEG-Y tape)
Near-mid-far Offset/Angle Volumes	(SEG-Y tape)
Billing Address:	Delivery Address:
Centurion Exploration Company LLC	SAME
413 Lindenwood Drive Houston, Texas 77024 Attn: Mr. Client Contact

ACCEPTED AND AGREED TO THIS                    DAY OF                                       , 2004.

Seitel Data, Ltd.		Centurion Exploration Company LLC
By:	Robert J. Simon	By:
Authorized agent of Seitel Delaware, Inc., its sole general partner		Title:

Please return one executed copy of this agreement to:

    Seitel Data, Ltd.
    10811 S. Westview Circle
    Building C, Suite 100
    Houston, TX 77043
    Attn: Marcia J. Nouls

2

Exhibit "D.2" (3D Offshore)
SCHEDULE "1"

Supplemental Agreement for 3-D Seismic Data Acquisition to a
2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement
between
Seitel Data, Ltd.
and
Centurion Exploration Company LLC
Dated
August 11, 2003

Centurion Exploration Company LLC agrees to license 00.000 Blocks of Pre-Stack Time Migration (PSTM) data 100% owned or controlled by Seitel Data, Ltd. as delineated by area and at rates as specified below, under terms and conditions of the Master Seismic Data Participation and Licensing Agreement to which this supplemental agreement is attached and made a part thereof.

Area	Committed Blocks	Cost/ Block	Total Cost

(does not include normal and customary reproduction charges or field tape copy charges)

*As detailed in Contract #03-10-004 REP, dated October 2, 2003

Product Format Requested
PSTM Data: $1,000.00 per block
Prestack migrated CMP gathers	(SEG-Y tape)
Prestack migrated stack	(SEG-Y tape)
Prestack migrated velocities	(ascii file)
AVO Data: (at an additional cost as detailed in Exhibit C.2)
Zero Offset Intercept	(P)(SEG-Y tape)
Gradient (G)	(SEG-Y tape)
Zero Offset Intercept × Gradient	(P × G)(SEG-Y tape)
Zero Offset Intercept + Gradient	(P + G)(SEG-Y tape)
Smith-Gidlow Fluid Factor	(SEG-Y tape)
Near & Far Angle Stacks	(SEG-Y tape)
Billing Address:	Delivery Address:
Centurion Exploration Company LLC 413 Lindenwood Drive Houston, Texas 77024 Attn: Mr. Brian Ayers	SAME

ACCEPTED AND AGREED TO THIS                     DAY OF                                       , 2004.

Seitel Data, Ltd.		Centurion Exploration Company LLC
By:	Robert J. Simon	By:
Title:	President	Title:

Exhibit "A-3"

SEITEL DATA	A Seitel, Inc. Company

May 4, 2004

Centurion Exploration Company, LLC
10333 Richmond Avenue, Suite 800
Houston, Texas 77042

Attention: Mr. Brian Ayers

RE:
Contracts B-03-10-003REP & 03-10-004 REP

Dear Mr. Ayers:

        The following is intended to clarify the licensing agreements between Centurion and Seitel. The following points will supersede parts of the abovementioned agreements executed February 18, 2004:

  •
  Centurion will have access, over a period of three (3) years starting February 18, 2004, to up to 10,000 square miles of Seitel's Gulf Coast database. Access is defined as the ability to, without licensing, possess, make use of, interpret and/or reprocess such data.

  •
  Centurion will license at least 5,000 square miles from that database at a cost of $400 per square mile, as per the schedule in the original contracts signed February 18, 2004. Payments are to be made according to the original contracts.

  •
  Centurion will return on or before February 18, 2007, all data in excess of the 5,000 (or more) square miles licensed by that date.

  •
  Centurion will assign overriding royalties to Seitel as per the original contracts on projects Centurion undertakes within those Seitel surveys it licenses or possesses. In other words, if Centurion uses Seitel data, Seitel receives the appropriate override or production acquisition payment. In all cases, Centurion must license the data when there is an override or production acquisition payment associated with it.

  •
  Once Centurion has taken possession of 5,000 square miles of data, any additional PSTM data will be made available at a cost of $100 per square mile.

  •
  Centurion will make available to Seitel, on an immediate basis, any reprocessing done by Tricon Geophysics on Centurion's behalf, of any data covered by this agreement. Centurion will have six month's exclusive use of the reprocessing before Seitel can market or deliver to the industry. Centurion will keep Seitel apprised of ongoing reprocessing projects and will allow Seitel's representatives access to the process in order to assure quality, timeliness, and to ensure delivery to Seitel of a product "Fit for Purpose".

  •
  Centurion will maintain strict confidentiality regarding this agreement.

  •
  Seitel will remove 25% discount on all reproduction charges.

  •
  Seitel and Centurion agree that the "2D AND 3D ONSHORE/OFFSHORE MASTER SEISMIC DATA PARTICIPATION AND LICENSING AGREEMENT" hereinafter (MLA) dated September 15, 2003, by and between Seitel Data, Ltd., and Centurion Exploration Company LLC, is a stand alone agreement, but shall have Contract # B-03-10-003 REP (the Library Card Purchase Agreement dated October 2, 2003, and signed by Centurion on February 18, 2004, referred to above) incorporated into it. This MLA shall replace in full substitution the Exhibit `D' attached to agreement B03-10-003.

        If you are in agreement with the above stated terms and conditions, please indicate below by signing in the space provided below.

Sincerely,

Seitel Data Ltd.
/s/ KEVIN P. CALLAGHAN Kevin P. Callaghan As authorized agent of Seitel Delaware, Inc. Its sole general partner

ACCEPTED AND AGREED TO THIS           14           DAY OF                  MAY                 , 2004.

By:	/s/ BRIAN K. AYERS Brian K. Ayers President and Chief Executive Officer

2

QuickLinks

  Exhibit 10.5
JOINT VENTURE AGREEMENT
ARTICLE I Seitel Data
ARTICLE II Joint Venture
ARTICLE III Operating Agreement
ARTICLE IV Force Majeure
ARTICLE V Term
ARTICLE VI Termination of the Agreement
ARTICLE VII Arbitration
ARTICLE VIII Miscellaneous Provisions
Exhibit "A"
2D & 3D ONSHORE/OFFSHORE MASTER SEISMIC DATA PARTICIPATION AND LICENSING AGREEMENT
Exhibit "A" VERIFICATION OF RETURN/DESTRUCTION OF DATA
  ONSHORE 3D
SCHEDULE "1" Supplemental Agreement to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and Centurion Exploration Company LLC Dated August 11, 2003
  OFFSHORE 3D
SCHEDULE "1" Supplemental Agreement for 3-D Seismic Data Acquisition to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and Centurion Exploration Company LLC Dated August 11, 2003
  2D ONSHORE & OFFSHORE
SCHEDULE "1" Supplemental Agreement to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and Centurion Exploration Company LLC Dated August 11, 2003
  ONSHORE 3D
SCHEDULE "1" Supplemental Agreement to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and Centurion Exploration Company LLC Dated August 11, 2003
Exhibit "C" Reproduction and Tape Copy Charges
Exhibit "A-1"
Exhibit "A.1" Listing of 100% Owned or Controlled SDL Data 3D Onshore Texas and Louisiana
Exhibit "A.2" Listing of 100% Owned or Controlled SDL Data 3D Offshore Gulf of Mexico Data SEITEL SPECULATIVE OFFSHORE 3D SURVEYS
Exhibit "B"
  ONSHORE 3D
SCHEDULE "1" Supplemental Agreement to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and Centurion Exploration Company LLC Dated August 11, 2003
Exhibit "B"
  OFFSHORE 3D
SCHEDULE "1" Supplemental Agreement for 3-D Seismic Data Acquisition to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and Centurion Exploration Company LLC Dated August 11, 2003
Exhibit "C" Reproduction and Tape Copy Charges
Exhibit "A-2"
Exhibit "A" (3D Onshore) Kirchhoff Pre-Stack Time Migration Processing Sequence
Exhibit "B" (3D Onshore) AVO Attribute Processing Sequence
Exhibit "C.1" (3D Onshore) DELIVERABLES
Exhibit "C.2" Offshore Pre-stack Time Migration Reproduction Charges
Exhibit "D.1" (3D Onshore) SCHEDULE "1" Supplemental Agreement for 3-D Seismic Data Acquisition to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and Centurion Exploration Company LLC Dated August 11, 2003
Exhibit "D.2" (3D Offshore) SCHEDULE "1" Supplemental Agreement for 3-D Seismic Data Acquisition to a 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement between Seitel Data, Ltd. and Centurion Exploration Company LLC Dated August 11, 2003
Exhibit "A-3"